Exhibit 8.1

Details of the subsidiaries of GeoPark as of December 31, 2020 are set out below:

Name	Jurisdiction
GeoPark Argentina S.A.U.	Argentina
GeoPark Latin America Limited	Bermuda
GeoPark Latin America Limited – Agencia en Chile	Chile
GeoPark Colombia E&P – Colombia Branch	Colombia
GeoPark Brasil Exploração e Produção de Petróleo e Gás Ltda.	Brazil
GeoPark Chile S.p.A.	Chile
GeoPark Fell S.p.A.	Chile
GeoPark Magallanes Limitada	Chile
GeoPark TdF S.p.A.	Chile
GeoPark Colombia SAS	Colombia
GeoPark Latin America S.L.U.	Spain
GeoPark Colombia S.L.U.	Spain
GeoPark S.A.C.	Peru
GeoPark Perú S.A.C.	Peru
GeoPark Operadora del Perú S.A.C.	Peru
GeoPark Perú S.A.C. Sucursal Ecuador	Ecuador
GeoPark Colombia E&P S.A.	Panama
GeoPark México S.A.P.I. de C.V.	Mexico
GeoPark E&P S.A.P.I. de C.V.	Mexico
GeoPark (UK) Limited	United Kingdom
Amerisur Resources Limited	United Kingdom
Amerisur Exploración Colombia Limited	British Virgin Islands
Amerisur Exploración Colombia Limited – Colombia Branch	Colombia
Yarumal S.A.S.	Colombia
Petrodorado South America S.A.	Panama
Petrodorado South America S.A. – Colombia Branch	Colombia
Fenix Oil & Gas Limited	British Virgin Islands
Fenix Oil & Gas Limited – Colombia Branch	Colombia
Amerisurexplor Ecuador S.A.	Ecuador
Amerisur S.A.	Paraguay